UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
Incorporation)		No.)

305 Madison Avenue
Morristown, NJ 07960

(Address of principal executive offices, including Zip Code)

(646) 747-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 26, 2023, Intercept Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alfasigma S.p.A. (“Alfasigma”) and Interstellar Acquisition Inc., a wholly owned subsidiary of Alfasigma (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock (the “Shares”) at an offer price of $19.00 per Share, net to the seller in cash, without interest (the “Offer Price”), subject to any applicable withholding taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction of the conditions set forth in Annex I to the Merger Agreement, including (i) there shall have been validly tendered and not validly withdrawn that number of Shares that, considered together with all other Shares (if any) beneficially owned by Alfasigma and its affiliates, represents one more Share than 50% of the Shares outstanding at the time of the expiration of the Offer; (ii) the Merger Agreement shall not have been validly terminated in accordance with its terms; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) those other conditions set forth in Annex I to the Merger Agreement.

Following the consummation of the Offer, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Alfasigma (the “Merger”). In the Merger, each Share issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than certain excluded Shares as described in the Merger Agreement) will automatically be converted into the right to receive the Offer Price.

Except as otherwise agreed by the Company, Alfasigma and Purchaser, at the Effective Time, each option to purchase Shares under the Company’s equity plans (each, a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, and that has a per share exercise price that is less than the Offer Price, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the excess of the Offer Price over the exercise price payable per Share of such Company Option and (ii) the total number of Shares subject to such Company Option immediately prior to the Effective Time. At the Effective Time, each Company Option other than those described in the preceding sentence that is then outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each restricted stock unit with respect to Shares subject to performance vesting conditions granted under the Company’s equity plans (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time will be cancelled and the holder thereof will be entitled to receive a cash payment (without interest) equal to the product of the Offer Price and the number of Shares subject to such Company PSU as of immediately prior to the Effective Time based upon the actual level of performance determined in accordance with the terms of the applicable Company PSU award agreement.

At the Effective Time, each restricted stock unit with respect to Shares granted under the Company’s equity plans, other than the Company PSUs, (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time will be converted into the contingent right to receive a cash payment (without interest) equal to the product of the Offer Price and the number of Shares subject to such Company RSU as of immediately prior to the Effective Time. Subject to the applicable holder’s continued service with Alfasigma or its affiliates after the consummation of the transaction, such contingent right to receive a cash payment in respect of Company RSUs will vest and become payable in accordance with the vesting schedule (including any vesting acceleration provisions) that applied to the corresponding portion of the applicable Company RSUs immediately prior to the Effective Time. Such contingent right to receive cash payment in respect of Company RSUs will otherwise remain subject to the same terms and conditions that are applicable to the underlying Company RSUs immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement).

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, the Company has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits the Company’s solicitation of proposals relating to alternative transactions and restricts the Company’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

Either the Company or Alfasigma may terminate the Merger Agreement in certain circumstances, including if (i) the Offer is not completed on or prior to midnight Eastern Time on January 26, 2024, subject to automatic extension for a period of 90 days in the event that antitrust approval has not been obtained or a governmental authority of competent jurisdiction in a jurisdiction where either party operates their respective business or owns any material assets has issued a judgment or order preventing the consummation of the Offer or the Merger or any applicable law by such a governmental authority makes consummation of the Offer or the Merger illegal (the “Outside Date”), (ii) a governmental authority of competent jurisdiction in a jurisdiction where either party operates their respective business or owns any material assets has issued a final, non-appealable judgment or order permanently preventing the consummation of the Offer or the Merger or any applicable law by such a governmental authority makes consummation of the Offer or the Merger illegal, or (iii) prior to the Offer Acceptance Time (as defined in the Merger Agreement) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would cause certain conditions of the Offer not to be satisfied, subject to the right of the breaching party to cure the breach as set forth in the Merger Agreement. In addition, the Company may terminate the Merger Agreement, subject to compliance with specified process and notice requirements, in order to enter into an agreement with a third party who has made a “Superior Offer” (as defined in the Merger Agreement) (provided that the Company complied in all material respects with its non-solicitation obligations with respect to such Superior Offer), and Alfasigma may terminate the Merger Agreement if the Company’s board of directors has changed its recommendation in favor of the Offer and the Merger, approved or recommended a third party “Acquisition Proposal” (as defined in the Merger Agreement), failed to include its recommendation in the Schedule 14D-9, failed to publicly reaffirm its recommendation within three business days when requested by Alfasigma or has taken certain other specified actions described in the Merger Agreement (each a “Company Adverse Recommendation Change”).

In the event of a termination of the Merger Agreement under certain specified circumstances, including (i) termination by the Company to enter into an agreement providing for a Superior Offer, (ii) termination by Alfasigma following a Company Adverse Recommendation Change, or (iii) termination by either the Company or Alfasigma if the closing of the transactions contemplated by the Merger Agreement has not occurred by the Outside Date or termination by Alfasigma prior to the Offer Acceptance Time if the Company breaches its representations, warranties or covenants in the Merger Agreement in a way that would cause certain conditions of the Offer not to be satisfied (subject to the Company’s right to cure the breach as set forth in the Merger Agreement prior to such time of termination), and (A) a bona fide “Acquisition Proposal” (as defined in the Merger Agreement) has been publicly disclosed after the date of the Merger Agreement and such Acquisition Proposal has not been publicly withdrawn prior to such termination and (B) within twelve months following such termination, the Company enters into a definitive agreement for an Acquisition Proposal or consummates an Acquisition Proposal, in each case of the foregoing clauses (i)-(iii), the Company is required to pay Alfasigma a termination fee equal to $34,000,000.

This summary is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01    Other Events.

On September 26, 2023, the Company issued a press release announcing the execution of the Merger Agreement and certain other information. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 26, 2023, among Intercept Pharmaceuticals, Inc., Alfasigma S.p.A. and Interstellar Acquisition Inc.*

99.1	Press Release of Intercept Pharmaceuticals, Inc., dated September 26, 2023

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

*     *     *

Additional Information

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The tender offer described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Intercept Pharmaceuticals, Inc. (the “Company”), nor is it a substitute for any tender offer materials that the Company or Alfasigma S.p.A. (together with its subsidiaries, “Alfasigma”) will file with the SEC. A solicitation and an offer to buy shares of the Company will be made only pursuant to an offer to purchase and related materials that Alfasigma intends to file with the SEC. At the time the tender offer is commenced, Alfasigma will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Alfasigma or the Company. Free copies of these materials and certain other offering documents will be made available by the Company by mail to Intercept Pharmaceuticals, Inc., 305 Madison Avenue, Morristown, NJ 07960, Attention: Corporate Secretary, by email at investors@interceptpharma.com, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors & Media” section of the Company’s internet website at https://ir.interceptpharma.com/investor-relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files periodic reports and other information with the SEC. The Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements related to the Company, Alfasigma and the proposed acquisition of the Company by Alfasigma (the “Transaction”) that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this Current Report on Form 8-K, the Company’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the Transaction; statements about the expected timetable for completing the Transaction; the Company’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company and Alfasigma; the ability to successfully commercialize the Company’s product and product candidates and generate future revenues with respect to the Company’s product candidates; and the anticipated timing of the closing of the Transaction.

Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Alfasigma may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; Transaction costs; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by the Company and the Schedule TO and related tender offer documents to be filed by Alfasigma and Interstellar Acquisition Inc., a wholly owned subsidiary of Alfasigma. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company and Alfasigma, and the Company and Alfasigma disclaim any obligation to update the information contained in this Current Report on Form 8-K as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intercept Pharmaceuticals, Inc.

By:	/s/ Jerome Durso
	Name:	Jerome Durso
	Title:	President and Chief Executive Officer

Dated: September 26, 2023